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                                                                  Exhibit No. 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-59747) and S-8 (File Nos. 2-98306, 33-13066,33-64563, 33-64677,333-24609, 333-37953) of Commonwealth Telephone
Enterprises, Inc. of our report dated March 3, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 2000 relating to the financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 30, 2000